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                                                                      EXHIBIT 23
[KPMG Letterhead]


                          INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
MeriStar Hospitality Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-60463) on Form S-8 (MeriStar Hospitality Corporation Incentive Plan), the registration statement (No. 333-60465) on Form S-8 (MeriStar Hospitality Corporation Non-employee Directors' Incentive Plan), and the registration statement (No. 333-66229) on Form S-3 (for a shelf registration to register shares for certain operating partnership unit holders) of our report on the consolidated balance sheets of MeriStar Hospitality Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of MeriStar Hospitality Corporation.


/s/ KPMG LLP

Washington, D.C.
January 28, 2000